Filed Pursuant to Rule 433
Registration No. 333-257355 and 333-257355-01

Joint-Leads : Barclays (str), Citigroup and TD

Co-Managers : Academy, BofA, JPM, Mischler, Mizuho

-SEC-FILED CAPITAL STRUCTURE-

CLS	SIZE(mm)*	WAL	S/F	E-FIN	L-FIN	Spread	Yield	Coupon	$Price
A	675.00	3.00	AAA/AAA	07/15/25	07/17/28	I-CRV+80	3.896%	3.86%	99.98657

-TRANSACTION DETAILS-

Offered Size : $675MM

Registration : Publicly offered / SEC registered

ERISA Eligible : Yes

US RR Compliance : Yes

EU/UK RR Compliance : Article 6(3)-Yes; Article 7-No

Min Demons : $10k x $1k

Expected Ratings : S&P and Fitch

Timing : Priced

Expected Settlement : Friday, July 15th

Bloomberg Ticker : SYNIT 2022-A2

-MARKETING MATERIALS-

Preliminary Prospectus and Free Writing Prospectus (attached)

The issuer has filed a registration statement (including a prospectus) with the u.s. Securities and exchange commission (sec) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents that the issuer has filed with the sec, for more complete information about the issuer and this offering. You may get these documents for free by searching the sec online database (edgar) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays capital inc. By calling 1-888-603-5847.